CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-46463) filed with the Securities and Exchange Commission on February 17, 1997.


                                            ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  March 30, 1999